UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

LifePoint Hospitals, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 8, 2015, LifePoint Hospitals, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to change its name to LifePoint Health, Inc. (the “Amendment”).  The Amendment was duly approved by the Company’s Board of Directors and was effective with the Delaware Secretary of State on May 8, 2015.  Stockholder approval of the Amendment was not required pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware.  In conjunction with the name change, the Board of Directors made an administrative amendment to the Company’s Fifth Amended and Restated By-Laws to reflect the Company’s new name.  A copy of the Amendment is attached hereto as Exhibit 3.1 and a copy of the Company’s Sixth Amended and Restated By-Laws is attached hereto as Exhibit 3.2, each of which are incorporated by reference herein. A copy of the press release announcing the Company’s name change is attached hereto as Exhibit 99.

The Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “LPNT” and its cusip number will not change.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.2	Sixth Amended and Restated By-Laws of LifePoint Health, Inc.

99	Copy of press release issued by the Company on May 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

Date: May 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.2	Sixth Amended and Restated By-Laws of LifePoint Health, Inc.

99	Copy of press release issued by the Company on May 11, 2015.